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                                                                    Exhibit 99.4

                        NOTICE OF GUARANTEED DELIVERY
                                     for
                          Tender of all Outstanding
              8 5/8% Series A Senior Subordinated Notes Due 2009
                               in Exchange for
              8 5/8% Series B Senior Subordinated Notes Due 2009
                                      of
                        Horseshoe Gaming Holding Corp.

      Registered holders of outstanding 8 5/8% Series A Senior Subordinated Notes Due 2009 (the "Original Notes") of Horseshoe Gaming Holding Corp. (the "Company"), who wish to tender their Original Notes in exchange for a like principal amount of 8 5/8% Series B Senior Subordinated Notes Due 2009 (the "New Notes") of the Company, and whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Trust Company, National Association (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See the section "The Exchange Offer" under the heading "Procedures for Tendering" in the Prospectus of the Company, dated ____________, 1999 (the "Prospectus").

                  The Exchange Agent for the Exchange Offer is:

                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION

     By Registered or Certified Mail:                      By Overnight Courier:
 U.S. Trust Company, National Association         U.S. Trust Company, National Association
c/o United States Trust Company of New York     c/o United States Trust Company of New York
               P.O. Box 841                               770 Broadway, 13th Floor
           Peter Cooper Station                           New York, New York 10003
       New York, New York 10276-0841                Attention: Corporate Trust Operations

                By Hand:                                         By Facsimile:
 U.S. Trust Company, National Association                      (212) 420-6211
c/o United States Trust Company of New York              Attention: Customer Service
       111 Broadway, Lower Level
       New York, New York 10006-1906                         Confirm by telephone:
   Attention: Corporate Trust Operations                         (800) 225-2398

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      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

                                              (signature(s) on following page)


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Ladies & Gentlemen:

      The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

      The undersigned understands that tenders of Original Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the business day prior to the Expiration Date. Tenders of Original Notes may also be withdrawn if the Exchange Offer is terminated without any such Original Notes being purchased thereunder or as otherwise provided in the Prospectus.

      All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or  Name(s) of Registered Holder(s):
Authorized Signatory:_________________  ________________________________________

______________________________________  ________________________________________

______________________________________  ________________________________________

                                        ________________________________________

Principal Amount of Original Notes      Address: _______________________________
Tendered: ____________________________

______________________________________  ________________________________________

______________________________________

Certificate No(s). of Original Notes    Area Code and Telephone No.: ___________
(if available): _____________________

______________________________________  ________________________________________

_____________________________________   Date: __________________________________


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      This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear(s) on certificates for Original Notes or on a security position listing it (them) as the owner of Original Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)

Name(s):         _______________________________________________________________
                 _______________________________________________________________
Capacity:        _______________________________________________________________
Address(es):     _______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________


Do not send Original Notes with this form. Original Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

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                                    GUARANTEE
                   (Not to be used for signature guarantee)


      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each holder of Original Notes on whose behalf this tender is being made "own(s)" the Original Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Original Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days after the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Orginal Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

      The undersigned acknowledges that it must deliver the Letter of Transmittal and Original Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.


Name of Firm:______________________     Authorized Signature:___________________
Address:___________________________
___________________________________     Name:___________________________________
Area Code and Telephone No.:_______     Title:__________________________________
___________________________________     Date:___________________________________

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